Exhibit 10.9

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of December 29, 2006, by and among Irvine Sensors Corporation, a Delaware corporation (the “Company”), and the subscribers identified on the signature page hereto (each a “Subscriber” and collectively “Subscribers”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, in connection herewith, the Subscribers will take by assignment certain debt of the Company (the “Obligations”) owed by the Company to Pequot Private Equity Fund III, L.P., and Pequot Offshore Private Equity Partners III, L.P. (collectively “Pequot”) as more fully described in a certain Assignment Agreement (the “Assignment Agreement”) among the Subscribers and Pequot, and the Subscribers will become the beneficiaries of Pequot’s rights, as more fully described in the Assignment Agreement (the “Assignment”); the Subscribers will advance additional funds to the Company (the “Advance”), subject to which the Subscribers will be granted a senior security interest in assets of the Company, and the aggregate amount of all Advances to be made by the Subscribers together with the Obligations shall not exceed the amount set forth on Schedule 1 hereto.

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase share purchase warrants (collectively the “Class A Warrants”), in the form attached hereto as Exhibit A, to purchase shares of the Company’s $0.01 par value common stock (“Common Stock”) (the “Class A Warrant Shares”). The Class A Warrants and the Class A Warrant Shares are collectively referred to herein as the “Securities.”

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1. (a). Closing Date. The “Closing Date” shall be the date that the Advance is transmitted by wire transfer or otherwise credited to or for the benefit of the Company and the Assignment is completed. The consummation of the transactions contemplated herein shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction or waiver of all conditions to closing set forth in this Agreement.

(b) Closing. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date each Subscriber shall advance its Pro Rata Portion of the Advance (as set forth on the signature pages hereto) and pay its Pro Rata Portion of the Assignment consideration and the Company shall sell to each Subscriber Class A Warrants as described in Section 2 of this Agreement. The aggregate amount of the Advance and Assignment consideration for all Subscribers is set forth on Schedule 1 hereto.

(c) Conditions to Closing. In addition to the satisfaction of all conditions and requirements to Closing set forth herein, the Closing shall be subject to: (i) the satisfaction of all obligations owed by the Company to Square 1 Bank; (ii) the receipt by the Company of a loan payoff letter from Square 1 Bank in form and substance satisfactory to Subscribers; and (iii) the delivery of all documents and agreements reasonably requested by Subscribers to effect the transactions contemplated hereby.

2. Warrants.

(a) Class A Warrants. On the Closing Date, the Company will issue and deliver 3,000,000 Class A Warrants, in the form annexed hereto as Exhibit A, to the Subscribers in proportion to each Subscriber’s Pro Rata Portion. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Class A Warrant shall be $1.30. The Class A Warrants shall be exercisable until five (5) years after the issue date of the Class A Warrants. The Warrant exercise price and amount of Warrant Shares issuable upon exercise of the Class A Warrants shall be equitably adjusted to offset the effect of stock splits, stock dividends, pro rata distributions of property or equity interests to the Company’s shareholders, similar event and as otherwise described in the Class A Warrant.

(b) Registration Rights. The Subscribers are granted the registration rights set forth in the Registration Rights Agreement in connection with the Common Stock issuable upon exercise of the Class A Warrants.

(c) Cross Reference. All references herein to Warrants and Warrant Shares shall be deemed to include, respectively, the Class A Warrants and Common Stock issuable upon exercise of the Class A Warrants.

3. Subscriber’s Representations and Warranties. Each Subscriber hereby represents and warrants to and agrees with the Company only as to such Subscriber that:

(a) Information on Company. The Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the Company’s Form 10-K for the year ended October 2, 2005, and all periodic reports filed with the Commission thereafter, but not later than five days before the Closing Date (hereinafter referred to as the “Reports”). In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such other information is collectively, the “Other Written Information”), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities.

(b) Information on Subscriber. The Subscriber is, and will be at the time of issuance and/or exercise of any of the Warrants, an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber is not a broker-dealer under Section 15 of the Exchange Act. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

(c) Purchase of Securities. The Subscriber is acquiring the Securities in the ordinary course of its business as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof. Such Subscriber does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(d) Compliance with Securities Act. The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate when employed in connection with the Company includes each Subsidiary (as defined in Section 5(a)) of the Company. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(e) Warrant Shares Legend. The Warrant Shares shall bear the following or similar legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS OR BLUE SKY LAWS. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IRVINE SENSORS CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

(f) Warrants Legend. The Warrants shall bear the following or similar legend:

“THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS OR BLUE SKY LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IRVINE SENSORS CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

(g) Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber by the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(h) Authority; Enforceability. If the Subscriber is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Agreements and otherwise to carry out its obligations hereunder and thereunder. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and Subscriber has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

(i) No Governmental Review. Each Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(j) Certain Trading Activities. Such Subscriber has not directly or indirectly, nor has any Person acting at the direction of such Subscriber, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) since the earlier to occur of (i) the time such Subscriber was first contacted by the Company or any other Person regarding the investment in the Company described herein and (ii) the 30th day prior to the date of this Agreement. Such Subscriber covenants that neither it nor any Person acting at the direction of such Subscriber will engage in any transactions in the securities of the Company (including Short Sales) after the date hereof and prior to the date that the transactions contemplated by this Agreement are publicly disclosed. Each Subscriber represents that as of the date of this Agreement and without giving effect to the purchase of Securities hereunder, it holds no Common Stock or other securities of the Company.

(k) Correctness of Representations. Each Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date and as of the issuance of the Class B Warrants.

(l) Survival. The foregoing representations and warranties shall survive the Closing Date for a period of three years.

4. Company Representations and Warranties. Except as set forth in a disclosure schedule delivered to the Subscribers on the date hereof (the “Schedules”), the Company represents and warrants to and agrees with each Subscriber that:

(a) Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as disclosed in the Reports. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purpose of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company taken individually, or in the aggregate, as a whole. For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity) of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity. All the Company’s Subsidiaries as of the Closing Date are set forth on Schedule 4(a) hereto.

(b) Outstanding Stock. All issued and outstanding shares of capital stock of the Company and each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable.

(c) Authority; Enforceability. This Agreement, the Warrants, Registration Rights Agreement, and any other agreements delivered together with this Agreement or in connection herewith, or in connection with the Assignment Agreement and Advance, to which the Company is a party (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company and Subsidiaries have full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform their obligations thereunder.

(d) Additional Issuances. There are no outstanding agreements or preemptive or similar rights affecting the Company’s common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or Subsidiaries or other equity interest in any of the Subsidiaries of the Company except as described on Schedule 4(d). The Common Stock of the Company on a fully diluted basis outstanding as of the last Business Day preceding the Closing Date is set forth on Schedule 4(d). “Business Day” and “trading day” shall mean any day that the New York Stock Exchange is open for trading for three or more hours.

(e) Consents. Subject to Section 6(j), no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of its Affiliates, the Nasdaq Capital Market (“NCM”), nor the Company’s shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities, the filing by the Company with the Commission of the Registration Statement, the filing by the Company of a Notice of Sale of Securities on Form D with the Commission under

Regulation D of the Securities Act, the notice by the Company to NCM regarding listing of additional shares, and applicable Blue Sky filings. The Transaction Documents and the Company’s performance of its obligations thereunder have been approved unanimously by the Company’s directors.

(f) No Violation or Conflict. Except as set forth on Schedule 4(f), neither the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

(i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its Subsidiaries or over the properties or assets of the Company or any of its Subsidiaries, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Subsidiaries is a party, by which the Company or any of its Subsidiaries is bound, or to which any of the properties of the Company or any of its Subsidiaries is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Subsidiaries is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect on the Company; or

(ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Subsidiaries; or

(iii) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

(iv) result in the activation of any piggy-back registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g) The Securities. The Securities upon issuance:

(i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii) have been, or will be, duly and validly authorized and on the date of exercise of the Warrants and issuance of the Warrant Shares against payment therefor will be duly and validly issued, fully paid and nonassessable and the Warrant Shares, if registered for resale pursuant to the 1933 Act and resold pursuant to an effective registration statement under the 1933 Act, will be free trading and unrestricted;

(iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

(iv) will not subject the holders thereof to personal liability by reason of being such holders; and

(v) will have been issued in reliance upon an exemption from the registration requirements of and will not result in a violation of Section 5 under the 1933 Act.

(h) Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

(i) Information Concerning Company. The Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the latest financial statements included in the Reports, and except as modified in the Other Written Information or in the Schedules hereto, there has been no material adverse change in the Company’s business, financial condition or affairs not disclosed in the Reports (it being understood that by signing this Agreement, the Subscribers shall be deemed to have agreed in writing to receiving such Other Written Information and Schedules). The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

(j) No Market Manipulation. The Company will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(k) Listing. The Company’s common stock is listed on the NCM under the symbol IRSN. The Company has not received any oral or written notice that the Common Stock is not eligible nor will become ineligible for listing on the NCM nor that the Common Stock does not meet all requirements for the continuation of such listing. As of the date of this Agreement and the Closing Date, the Company satisfies all the requirements for the continued listing and trading of the Common Stock on the NCM.

(l) Stop Transfer. The Securities, when issued, will be restricted securities. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required in order to facilitate compliance with applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

(m) Not an Integrated Offering. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the NCM which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. Nor will the Company or any of its Affiliates take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities, which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(n) No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(o) Dilution. The Company’s executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company. The board of directors of the Company has unanimously concluded, in its good faith business judgment, that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

(p) No Disputes with Accountants and Lawyers. There are no disputes of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers.

(q) S-3 Eligible. The Company represents that it is eligible to register the Warrant Shares for public resale on Form S-3.

(r) Subsidiary Representations. The Company makes each of the representations contained in Sections 4(a), (b), (c), (d), (e), (f) and (p) of this Agreement, as same may relate to each Subsidiary of the Company, with the same qualifications to each such representation.

(s) DTC Status/Transfer Agent. The Company’s transfer agent is eligible to participate in and the Common Stock is eligible for transfer through DWAC pursuant to the Depository Trust Company Automated Securities Transfer Programs, subject to any restrictions imposed by securities laws. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent are set forth on Schedule 4(s) hereto.

(t) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date.

(u) Survival. The foregoing representations and warranties shall survive the Closing Date for a period of three years.

5. Regulation D Offering. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion to Subscriber from the Company’s legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and the other matters set forth in the form of legal opinion annexed hereto as Exhibit B. The Company will provide its transfer agent, at the Company’s expense, such other legal opinions in the future as are reasonably necessary for the issuance and resale of the Common Stock issuable upon exercise of the Warrants.

6.1. Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:

(a) Stop Orders. The Company will advise the Subscribers, within two hours after the Company receives notice of issuance by the Commission, the Principal Market or any other trading or listing market, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any Securities, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(b) Listing. The Company will maintain the listing or quotation of its Common Stock on the American Stock Exchange, NCM, Nasdaq Global Market, Nasdaq Global Select Market, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”)), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide the Subscribers copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market. As of the date of this Agreement, the NCM is the Principal Market.

(c) Market Regulations. The Company shall notify the Commission, Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to Subscriber.

(d) Filing Requirements. From the date of this Agreement and until the sooner of (i) three (3) years after the Closing Date, or (ii) until all the Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will (A) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (B) comply in all respects with its reporting and filing obligations under the 1934 Act, (C) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act, if Company is not subject to such reporting requirements, and (D) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until three (3) years after the Closing Date. Until the earlier of the resale of the Warrant Shares by each Subscriber or three (3) years after the Closing Date, the Company will use its best efforts to continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

(e) Reservation. Prior to the Closing Date, the Company undertakes to reserve, pro rata, on behalf of each holder of Warrant, from its authorized but unissued Common Stock, a number of common shares equal to 115% of the amount of Warrant Shares issuable upon exercise of the Class A Warrants. Failure to have sufficient shares reserved pursuant to this Section 6.1(e) for three (3) consecutive business days or ten (10) days in the aggregate shall be a material default of the Company’s obligations under this Agreement.

(f) Further Registration Statements. Except for a registration statement filed on behalf of the Subscribers pursuant to the Registration Rights Agreement, and except as described on Schedule 4(f), the Company will not file any registration statements, including but not limited to Forms S-8, with the Commission or with state regulatory authorities without the consent of the Subscriber until the expiration of the “Exclusion Period”, which shall be until the Registration Statement shall have been declared effective, current and available for use in connection with the resale of the Registrable Securities (as defined in the Registration Rights Agreement) for a period of 180 days. The Exclusion Period will be tolled during the pendency of an Event of Default (as defined in Article 10 of the Term Loan and Security Agreement among the Company and Subscribers.

(g) Confidentiality/Public Announcement. From the date of this Agreement and until the sooner of (i) three (3) years after the Closing Date, or (ii) until all the Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company agrees that except in connection with a Form 8-K, Form 10-K, Form 10-Q, Form D, Principal Market notices, Proxy or the Registration Statement, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by a Subscriber (which approval will not be unreasonably withheld or delayed) or only to the extent required by law and then only upon five days prior notice to Subscriber. In any event and subject to the foregoing, the Company undertakes to file a Form 8-K or make a public announcement describing the Offering not later than the fourth business day after the Closing Date. In the Form 8-K or public announcement, the Company will specifically disclose the amount of Common Stock outstanding immediately after the Closing.

(h) Non-Public Information. The Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to receive such information. The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(i) Offering Restrictions. Until the expiration of the Exclusion Period, except for the Excepted Issuances, the Company will not enter into an agreement to nor issue any equity, convertible debt or other securities convertible into Common Stock or equity of the Company nor modify any of the foregoing which may be outstanding at anytime, without the prior written consent of the Subscribers, which consent may be withheld for any reason. For so long as Warrants remain outstanding, except for the Excepted Issuances, the Company will not enter into any equity line of credit or similar bank financing agreement, nor issue nor agree to issue any floating or variable priced equity linked instruments nor any of the foregoing or equity with price reset rights. The restriction described in the previous sentence shall not apply after the Registration Statement has been effective for 365 calendar days.

7. Broker. The Company on the one hand, and each Subscriber (for himself only) on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions. The Company represents that there are no parties entitled to receive fees, commissions, or similar payments in connection with the Offering except that a due diligence fee of $75,000 (“Due Diligence Fee”) will be paid to The Lieberman Financial Group, Inc. upon the Closing Date and an investment banking fee of $425,000 will be paid to Dominick & Dominick upon the Closing Date.

8. Legal Fees. On the Closing Date, the Company shall pay to Grushko & Mittman, P.C., a fee of $95,000 (“Legal Fees”) (of which $20,000 has been paid) and 50,000 shares of restricted Common Stock (“Fee Shares”) as reimbursement for services rendered to the Subscribers in connection with this Agreement and the purchase and sale of the Warrants (the “Offering”). The Fee Shares will be issued in such names and amounts as Grushko & Mittman, P.C. shall designate. The recipients of the Fee Shares shall be “accredited investors,” as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, and shall sign Subscription Agreements in form hereof. The holders of the Fee Shares are granted the same registration rights as are granted to the Subscribers. The Fee Shares are included in the definition of Registrable Securities. The Legal Fees and reimbursement for estimated UCC search and filing fees and credit reports, if any, will be payable on the Closing Date.

9. Covenants of the Company and Subscriber Regarding Indemnification.

(a) The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, Affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

(b) Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, Affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribers, relating hereto.

(c) In no event shall the liability of any Subscriber or permitted successor hereunder or under any other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of Registrable Securities (as defined herein).

(d) The procedures set forth in Section 5 of the Registration Rights Agreement shall apply to the indemnification set forth in Sections 9(a) and 9(b) above.

10. (a) Right of First Refusal. Subject to the rights described on Schedule 4(f) hereto, until the Registration Statement has been effective for 365 days or until the Obligations and Advance are no longer outstanding, whichever is later, the Subscribers shall be given not less than seven (7) business days prior written notice of any proposed sale by the Company of its common stock or other securities or debt obligations, except in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of corporation or other entity provided such issuances are not for the purpose of raising capital, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iii) the Company’s issuance of Common Stock or the issuances or grants of options or other awards to purchase Common Stock, restricted stock, or stock appreciation rights, pursuant to stock option plans, stock incentive plans and employee stock purchase plans described on Schedule 4(f) hereto at prices equal to or higher than the fair market value of the Common Stock on the issue or grant date of any of the foregoing, (iv) the Company’s issuance of Common Stock or similar rights pursuant to the Company’s Non-Qualified Deferred Compensation Plan or the Company’s Cash or Deferred & Stock Bonus Plan; (v) the Company’s issuance of Common Stock to Timothy Looney in connection with the acquisition of Optex Systems, Inc.; (vi) the Company’s issuance of the warrant listed in Schedule 10(a); (vii) the Company’s issuance of Common Stock upon exercise of the warrants or conversion of the notes listed on Schedule 10(a); (viii) the Company’s issuance of Common Stock to Chris Toffales or CTC Aero LLC pursuant to their consulting agreement with the Company; (ix) offerings, the proceeds of which will fully retire the Advance; (x) the Company’s issuance of Common Stock to Pequot in connection with the settlement agreement to be entered into with Pequot, subject to the reasonable approval of the Subscribers; and (xi) underwritten public offerings (collectively the foregoing are “Excepted Issuances”). The Subscribers who exercise their rights pursuant to this Section 10(a) shall have the right during the seven (7) business days following receipt of the notice to purchase their Pro Rata Portion of such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale and pay for same by crediting the Company for amounts outstanding on the Obligations. In the event the principal terms and conditions are materially modified during the notice period, the Subscribers shall be given prompt notice of such modification and shall have the right during the seven (7) business days following the notice of modification to exercise such right.

(b) Maximum Exercise of Rights. In the event the exercise of the rights described in Section 10(a) would or could result in the issuance of an amount of Common Stock that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 10 of the Warrant, then the issuance of such additional shares of Common Stock to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such Common Stock without exceeding the applicable maximum amount set forth calculated in the manner described in Section 10 of the Warrant. The determination of when such Common Stock may be issued shall be made by each Subscriber as to only such Subscriber.

11. Miscellaneous.

(a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable overnight courier service with charges prepaid, or (iv) transmitted by hand delivery, electronic mail, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by electronic mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Irvine Sensors Corporation, 3001 Red Hill Avenue, Costa Mesa, CA 92650, Attn: Chief Financial Officer, telecopier: (714) 444-8773, with a copy by telecopier only to: Dorsey & Whitney LLP, 38 Technology Drive, Irvine, CA 92618, Attn: Ellen S. Bancroft, Esq., telecopier: (949) 932-3601, and (ii) if to the Subscribers, to: the one or more addresses and telecopier numbers indicated on the signature pages hereto, with an additional copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier: (212) 697-3575.

(b) Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

(c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the State of New York. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(e) Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 11(d) hereof, each of the Company, Subscriber and any signator hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f) Independent Nature of Subscribers. The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Subscriber in the Registration Statement and (ii) review by, and consent to, such Registration Statement by a Subscriber) shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

(h) Consent. As used in the Agreement, “consent of the Subscribers” or similar language means the consent of holders of not less than 70% of the outstanding Warrants owned by Subscribers on the date consent is requested.

(i) Equal Treatment. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the parties to the Transaction Documents.

[THIS SPACE INTENTIONALLY LEFT BLANK]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

IRVINE SENSORS CORPORATION
a Delaware corporation

By:	/s/ JOHN C. CARSON
Name:	John C. Carson
Title:	President & CEO

Dated: December 29, 2006

SUBSCRIBER	CLASS A WARRANTS	PRO RATA PORTION
LONGVIEW FUND, LP 600 Montgomery Street, 44th Floor San Francisco, CA 94111 Fax: (415) 981-5301	2,589,000	86.30%

/s/ S. MICHAEL RUDOLPH
(Signature)

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (B)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

IRVINE SENSORS CORPORATION
a Delaware corporation

By:	/s/ JOHN C. CARSON
Name:	John C. Carson
Title:	President & CEO

Dated: December 29, 2006

SUBSCRIBER	CLASS A WARRANTS	PRO RATA PORTION
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196	411,000	13.70%

/s/ KONRAD ACKERMAN
(Signature)